Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. John Harmon, CFA, Sr. Acct. Manager
China TransInfo Technology Corp.	CCG Investor Relations
E-mail: ir@ctfo.com	E-mail: john.harmon@ccgir.com
Tel: + 86 10–5169 1657	Tel: +86 10–8573 1014
Website: www.ccgirasia.com

For Immediate Release:

China TransInfo Technology Corp. Enters into Merger Agreement with TransCloud Company Limited and TransCloud Acquisition, Inc.

Beijing, China – June 8, 2012, China TransInfo Technology Corp. (NASDAQ: CTFO) (“China TransInfo” or the “Company”), a leading provider of comprehensive intelligent transportation system (“ITS”) in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the “Group Company”), today announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") with TransCloud Company Limited, a Cayman Islands exempted company with limited liability and indirectly wholly owned by Mr. Shudong Xia ("Parent"), TransCloud Acquisition, Inc., a Nevada corporation and a wholly owned, direct subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger").

Pursuant to the terms and subject to the conditions of the Merger Agreement, each share of the common stock of the Company (a “Share”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive US$5.80 in cash without interest (the “Merger Consideration”), except for (i) Shares held by the Company as treasury stock or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company; and (ii) Shares to be contributed to Parent by Mr. Shudong Xia and certain other stockholders of the Company (collectively, the “Rollover Stockholders”) pursuant to the contribution agreements among Parent and the Rollover Stockholders immediately prior to the effective time of the Merger (the “Rollover Shares”) , which will be cancelled without receiving any consideration. The Merger Consideration represents a 12.6% premium over the closing price on February 17, 2012, the last trading day prior to the Company’s announcement on February 21, 2012 that it had received a “going private” proposal, and a 52.6% premium over the 90-trading day volume weighted average price as of the same date, on February 17, 2012, the last trading day prior to the Company’s announcement on February 21, 2012 that it had received a “going private” proposal.

Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement. The Merger contemplated by the Merger Agreement is subject to customary closing conditions, including, but not limited to, (i) adoption of the Merger Agreement by the affirmative vote of both (x) the holders of a majority of the Shares and (y) holders of a majority of the Shares (excluding the Rollover Shares), (ii) the absence of any order, injunction or decree preventing or making illegal the consummation of the Merger, (iii) truth and correctness of each party’s representations and warranties at closing and (iv) the absence of any material adverse effect to the Company. The Merger Agreement may be terminated under certain circumstances, including, among others, termination by mutual agreement of the parties, and termination by either party if the Merger is not consummated on or before April 7, 2013, as set forth in the Merger Agreement.

Parent has secured debt facility from China Development Bank Corporation Hong Kong Branch to finance the transactions contemplated by the Merger Agreement.

The Company’s Board of Directors, acting upon the unanimous recommendation of the Special Committee formed by the Board of Directors, approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement. The Special Committee, which is composed solely of independent directors unrelated to any of Parent, Merger Sub or any of the management members of the Company, negotiated the terms of the Merger Agreement.

The Company will call a meeting of its stockholders for the purpose of voting on the adoption of the Merger Agreement as soon as practicable. If completed, the Merger will, under laws of the State of Nevada, result in the Company becoming a privately held company and the Shares would no longer be listed on the NASDAQ Global Market.

Shearman & Sterling LLP is serving as U.S. legal advisor to the Special Committee. William Blair & Company, L.L.C. is serving as financial advisor to the Special Committee. Pillsbury Winthrop Shaw Pittman LLP is serving as U.S. legal advisor to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is serving as U.S. legal advisor to Mr. Shudong Xia and the buyer consortium. Houlihan Lokey (China) Limited is serving as financial advisor to Mr. Shudong Xia. McDermott Will & Emery LLP is serving as U.S. legal advisor to William Blair & Company, L.L.C.

Additional Information about the Transaction

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the transaction, which will include the Merger Agreement and related documents. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

The Company will file a proxy statement with the SEC in connection with the proposed Merger with Merger Sub, pursuant to which the Company would be acquired by Parent. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC as soon as practical. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at China TransInfo Technology Corp., 9th Floor, Vision Building, No. 39 Xueyuanlu, Haidian District, Beijing, China 100191, telephone: (86) 10-51691999.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed Merger go forward.

About China TransInfo.

China TransInfo, through its affiliate, the Group Company and the Group Company’s PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology national standards, the Company owns nine patents and has won a majority of the model cases awarded by the PRC Ministry of Transport. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company’s website at http://www.chinatransinfo.com.

Safe Harbor Statement

Certain statements herein that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent and Merger Sub. These forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation, uncertainties as to the timing of the Merger, uncertainties as to whether the stockholders approval will be obtained, the possibility that various closing conditions for the transaction may not be satisfied or waived, the possibility that the debt facility may not be available and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the proxy statement and Schedule 13E-3 transaction statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon these forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.